Exhibit 99.1

Saia Reports Second Quarter Results

JOHNS CREEK, GA – July 30, 2026 – Saia, Inc. (Nasdaq: SAIA) today reported second quarter 2026 financial results. Diluted earnings per share for the quarter were $3.51 compared to $2.67 in the second quarter of 2025.

Highlights from the second quarter operating results were as follows:

Second Quarter 2026 Compared to Second Quarter 2025 Results

•
Revenue was $956.5 million, a 17.1% increase
•
Operating income was $125.2 million, a 26.0% increase
•
Operating ratio of 86.9% compared to 87.8%
•
LTL shipments per workday increased 4.4%
•
LTL tonnage per workday increased 8.4%
•
LTL revenue per hundredweight, excluding fuel surcharge revenue, decreased 2.2%
•
LTL revenue per shipment, excluding fuel surcharge revenue, increased 1.5%

Saia President and CEO, Fritz Holzgrefe, commented on the quarter stating, “Our strong second quarter results highlight the continued enhancement of our expanded service offering, disciplined execution and the commitment of our team members. We achieved record revenue and tonnage, along with a second-quarter record in shipments, reflecting solid growth across our network. At the same time, we maintained our disciplined focus on execution, as demonstrated by a record-low claims ratio of 0.3%. The team's ability to generate strong operating results while continuing our focus on supporting our customers and integrating network growth initiatives continues to differentiate Saia in the marketplace.”

Executive Vice President and CFO, Matt Batteh, noted that, “The quarter's results were driven by continued focus on pricing and mix optimization, healthy volume trends and strong operational execution. Our expanded network enables us to provide more solutions to customers, which helped drive record top line revenue and improved operating income compared to last year. We remain focused on core execution, which will continue to create long-term value for our shareholders.”

Saia, Inc. Second Quarter 2026 Results

Financial Position and Capital Expenditures

Saia ended the second quarter of 2026 with $84.0 million of cash on hand and total debt of $100.1 million, which compares to $18.8 million of cash on hand and total debt of $309.1 million at June 30, 2025.

Net capital expenditures were $158.0 million during the first six months 2026, compared to $375.6 million in net capital expenditures during the first six months of 2025. In 2026, we anticipate that net capital expenditures will be approximately $350 million to $400 million, subject to ongoing evaluation of market conditions.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 1-833-890-5317 and request to join the Saia, Inc. call. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through August 30, 2026 at 11:59 P.M. Eastern Time. The replay will be available by dialing 1-855-669-9658 referencing conference ID #4952046.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, brokered truckload, expedited transportation and other logistics services. With headquarters in Georgia, Saia LTL Freight operates 218 terminals with national service. For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should,” “potential” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers, mechanics and other employees, purchased transportation and fuel; (5) inflationary increases in expenses and corresponding reductions of profitability; (6) cost and availability of diesel fuel and fuel surcharges; (7) cost and

Saia, Inc. Second Quarter 2026 Results

availability of insurance coverage and claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (8) failure to successfully execute the strategy to expand our service geography; (9) unexpected liabilities resulting from the acquisition of real estate assets; (10) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (11) risks arising from remote work, including increased risk of related cybersecurity incidents; (12) failure to keep pace with technological developments; (13) liabilities and costs arising from the use of artificial intelligence; (14) labor relations, including the adverse impact should a portion of our workforce become unionized; (15) cost, availability and resale value of real property and revenue equipment; (16) supply chain disruption and delays on new equipment delivery; (17) changes in U.S. trade policy and the impact of tariffs; (18) capacity and highway infrastructure constraints; (19) risks arising from international business operations and relationships; (20) seasonal factors, harsh weather and disasters caused by climate change; (21) the creditworthiness of our customers and their ability to pay for services; (22) our need for capital and uncertainty of the credit markets; (23) the possibility of defaults under our debt agreements, including violation of financial covenants; (24) inaccuracies and changes to estimates and assumptions used in preparing our financial statements; (25) dependence on key employees; (26) employee turnover from changes to compensation and benefits or market factors; (27) increased costs of healthcare benefits; (28) damage to our reputation from adverse publicity, including from the use of or impact from social media; (29) failure to achieve acquisition synergies or disruption to our business due to such acquisitions; (30) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (31) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (32) unforeseen costs from new and existing data privacy laws; (33) the effect of governmental regulations, including hours of service and licensing compliance for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (34) changes in accounting and financial standards or practices; (35) widespread outbreak of an illness or any other communicable disease; (36) international conflicts and geopolitical instability; (37) evolving stakeholder expectations regarding environmental and social issues; (38) government shutdown or failure to fund services; (39) provisions in our governing documents and Delaware law that may have anti-takeover effects; (40) issuances of equity that would dilute stock ownership; (41) weakness, disruption or loss of confidence in financial or credit markets; and (42) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

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Saia, Inc. Second Quarter 2026 Results

CONTACT: Saia, Inc.

Matthew Batteh

Executive Vice President and Chief Financial Officer

Investors@saia.com

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets

Current Assets:
Cash and cash equivalents	$84,014	$19,720
Accounts receivable, net	423,841	332,206
Prepaid expenses and other	79,791	82,630
Total current assets	587,646	434,556

Property and Equipment:
Cost	4,385,988	4,259,438
Less: accumulated depreciation	1,481,142	1,415,087
Net property and equipment	2,904,846	2,844,351
Operating Lease Right-of-Use Assets	177,513	150,301
Other Assets	54,955	53,473
Total assets	$3,724,960	$3,482,681

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$164,842	$107,424
Wages, vacation and employees' benefits	92,162	50,723
Other current liabilities	83,463	78,362
Current portion of long-term debt	124	980
Current portion of operating lease liability	30,312	27,895
Total current liabilities	370,903	265,384

Other Liabilities:
Long-term debt, less current portion	100,000	163,000
Operating lease liability, less current portion	138,755	113,119
Deferred income taxes	299,531	284,370
Claims, insurance and other	89,043	79,109
Total other liabilities	627,329	639,598

Stockholders' Equity:
Common stock	27	27
Additional paid-in capital	313,245	307,605
Deferred compensation trust	(9,828)	(9,088)
Retained earnings	2,423,284	2,279,155
Total stockholders' equity	2,726,728	2,577,699
Total liabilities and stockholders' equity	$3,724,960	$3,482,681

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2026 and 2025
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2026	2025	2026	2025
Operating Revenue	$956,494	$817,115	$1,762,720	$1,604,690

Operating Expenses:
Salaries, wages and employees' benefits	434,385	390,975	827,681	780,231
Purchased transportation	84,980	57,699	149,308	117,548
Fuel, operating expenses and supplies	198,743	161,634	372,232	328,305
Operating taxes and licenses	22,438	22,014	44,670	42,451
Claims and insurance	24,409	22,826	47,311	44,371
Depreciation and amortization	64,181	62,546	126,371	121,589
Other operating losses, net	2,146	22	3,129	628
Total operating expenses	831,282	717,716	1,570,702	1,435,123

Operating Income	125,212	99,399	192,018	169,567

Nonoperating (Income) Expenses:
Interest expense	2,048	4,742	4,622	9,027
Interest income	(317)	(34)	(380)	(73)
Other, net	(1,994)	(873)	(2,734)	(516)
Nonoperating expenses, net	(263)	3,835	1,508	8,438

Income Before Income Taxes	125,475	95,564	190,510	161,129
Income Tax Provision	31,215	24,173	46,381	39,928
Net Income	$94,260	$71,391	$144,129	$121,201

Weighted average common shares outstanding - basic	26,779	26,739	26,771	26,730
Weighted average common shares outstanding - diluted	26,833	26,785	26,822	26,782

Basic earnings per share	$3.52	$2.67	$5.38	$4.53
Diluted earnings per share	$3.51	$2.67	$5.37	$4.53

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2026 and 2025
(Amounts in thousands)
(Unaudited)
	Six Months
	2026	2025
Operating Activities:
Net cash provided by operating activities	$291,231	$279,815
Net cash provided by operating activities	291,231	279,815
Investing Activities:
Acquisition of property and equipment	(161,063)	(377,540)
Proceeds from disposal of property and equipment	3,041	1,967
Other	–	(8,394)
Net cash used in investing activities	(158,022)	(383,967)
Financing Activities:
Borrowing (repayment) of revolving credit facility, net	(63,000)	113,000
Proceeds from stock option exercises	427	2,463
Shares withheld for taxes	(5,486)	(7,744)
Other financing activity	(856)	(4,203)
Net cash (used in) provided by financing activities	(68,915)	103,516
Net Increase (Decrease) in Cash and Cash Equivalents	64,294	(636)
Cash and Cash Equivalents, beginning of period	19,720	19,473
Cash and Cash Equivalents, end of period	$84,014	$18,837

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended June 30, 2026 and 2025
(Unaudited)

				Second Quarter
	Second Quarter		%	Amount/Workday		%
	2026	2025	Change	2026	2025	Change
Workdays				64	64
Operating ratio	86.9%	87.8%
LTL tonnage (1)	1,709	1,576	8.4	26.70	24.63	8.4
LTL shipments (1)	2,361	2,261	4.4	36.89	35.33	4.4
LTL revenue/cwt.	$27.18	$25.20	7.9
LTL revenue/cwt., excluding fuel surcharge	$20.94	$21.42	(2.2)
LTL revenue/shipment	$393.56	$351.36	12.0
LTL revenue/shipment, excluding fuel surcharge	$303.12	$298.71	1.5
LTL pounds/shipment	1,448	1,394	3.9
LTL average length of haul (2)	888	893	(0.6)

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight. The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.